     As filed with the Securities and Exchange Commission on September 5, 2000
                                                     REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             HEAVENLYDOOR.COM, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                              04-2893483
(State or other jurisdiction of incorporation)          (I.R.S. Employer Identification No.)

                         369 LEXINGTON AVENUE, 10TH FLOOR
                            NEW YORK, NEW YORK 10017
                    (Address of Principal Executive Offices)

                           --------------------------

                           1998 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 LLOYD J. KAGIN
                      President and Chief Executive Officer
                             HeavenlyDoor.com, Inc.
                        369 Lexington Avenue, 10th Floor
                            New York, New York 10017
                                 (212) 453-3111
            (Name, address and telephone number of agent for service)

                                 with copies to:

                            LYNNETTE C. FALLON, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

 ---------------------------------- -------------------- -------------------- --------------------- ------------------
                                                          Proposed maximum      Proposed maximum
      Title of each class of           Amount to be        offering price      aggregate offering       Amount of
    securities to be registered        registered(1)        per share(2)             price          registration fee
 ---------------------------------- -------------------- -------------------- --------------------- ------------------
 Common Stock, $0.01 par value       6,000,000 shares           $.406              $2,436,000           $643.11
 ---------------------------------- -------------------- -------------------- --------------------- ------------------


(1) Plus such additional number of shares of HeavenlyDoor.com, Inc.'s Common Stock (the "HVDC Common Stock") as are required for issuance upon a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated equals the last per share sale price of the HVDC Common Stock on August 29, 2000 as reported by the Nasdaq SmallCap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by HeavenlyDoor.com, Inc. ("HVDC") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) HVDC's Annual Report on Form 10-K filed with the Commission on April 11, 2000.

         (b) HVDC's Quarterly Reports on Form 10-Q filed with the Commission on May 15, 2000 and August 14, 2000.

         (c) HVDC's Current Report on Form 8-K filed with the Commission on February 28, 2000.

         (d) The description of the HVDC Common Stock, contained in the Registrant's Registration Statement on Form 8-A filed on January 25, 1993, as amended by the Registrant's Registration Statements on Form 8-A/A filed on November 5, 1993 and February 7, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of HVDC Common Stock offered hereunder have been sold or which deregisters all shares of HVDC Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Palmer & Dodge LLP, Boston, Massachusetts, will pass upon the validity of the HVDC Common Stock that is offered by this prospectus. Lynnette C. Fallon, Esq., a partner of Palmer & Dodge LLP, is the Secretary of HVDC.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law grants HVDC the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of HVDC, or is or was serving at the request of HVDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HVDC, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of HVDC where the person involved is adjudged to be liable to HVDC except to the extent approved by a court. ARTICLE EIGHTH of HVDC's amended and restated certificate of incorporation as currently in effect provides that HVDC shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of HVDC, or is or was serving, or has agreed to serve, at the request of HVDC, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in ARTICLE EIGHTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. ARTICLE EIGHTH permits the Board of Directors to authorize the grant of indemnification rights to other employees or agents of HVDC or other persons serving HVDC and such rights may be equivalent to, or greater or less than, those set forth in ARTICLE EIGHTH.

Article V, Section 1 of HVDC's by-laws provides that HVDC shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of HVDC, or is or was serving at the request of HVDC, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, ARTICLE NINTH of HVDC's restated certificate of incorporation eliminates a director's personal liability for monetary damages to HVDC and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to HVDC or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index immediately following the signature page.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned on August 30, 2000.

                                     HEAVENLYDOOR.COM, INC.


                                     By: /s/ Lloyd J. Kagin
                                         -------------------------------------
                                         Lloyd J. Kagin
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Lloyd J. Kagin, John F. Dee, and Michael E. Fitzgerald, and each one of them acting singly, as his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


          SIGNATURE                                        TITLE                                 DATE
/s/ Lloyd J. Kagin                                President, Chief Executive                  August 30, 2000
------------------------------------                Officer and Director
Lloyd J. Kagin


/s/ John F. Dee                                   Vice Chairman of the Board                  August 30, 2000
------------------------------------
John F. Dee


/s/ Salvatore A. Bucci                            Chief Financial and Accounting              August 30, 2000
------------------------------------                Officer
Salvatore A. Bucci


/s/ Michael S. Weiss                              Chairman of the Board                       August 30, 2000
------------------------------------
Michael S. Weiss


------------------------------------              Director                                    _____ __, 2000
Glenn L. Cooper


------------------------------------              Director                                    _____ __, 2000
Zola P. Horovitz




/s/ Richard J. Kurtz                              Director                                    August 30, 2000
------------------------------------
Richard J. Kurtz


------------------------------------              Director                                    _____ __, 2000
Philip C. Pauze


/s/ Mark C. Rogers                                Director                                    August 30, 2000
------------------------------------
Mark C. Rogers


/s/ Elliot H. Vernon                              Director                                    August 30, 2000
------------------------------------
Elliott H. Vernon


------------------------------------              Director                                    _____ __, 2000
Howard Weiser

                                  EXHIBIT INDEX


EXHIBIT NUMBER                                      DESCRIPTION

4.1             Amended and Restated Articles of Organization of
                HeavenlyDoor.com, Inc. Filed herewith.

4.2 By-laws of HeavenlyDoor.com, Inc. Filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-57188, and incorporated herein by reference.

4.3 Warrant to Purchase Common stock dated as of September 11, 1995, issued to Oppenheimer & Co., Inc. Filed as Exhibit 4.10 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-96798, and incorporated herein by reference.

4.4 Form of Warrant Agreement between the Registrant and Commonwealth Associates. Filed as Exhibit 4.11 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-96798, and incorporated herein by reference.

4.5 Form of Warrant to Purchase Common Stock dated as of May 17, 1996, and Schedule of Holders. Filed as Exhibit 4.12 to the Registrant's Form 10-K for the year ended December 31, 1996, Commission File No. 0- 21134, and incorporated herein by reference.

4.6 Warrant to Purchase Common Stock dated as of January 6, 1997, issued to Furman Selz LLC. Filed as Exhibit 4.13 to the Registrant's Form 10-K for the year ended December 31, 1996, Commission File No. 0- 21134, and incorporated herein by reference.

4.7 Unit Purchase Warrant Agreement dated May 17, 1996, issued to David Blech. Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1997, Commission File No. 0-21134, and incorporated herein by reference.

4.8             Form of Unit Purchase Option, including Schedule of Holders.
                Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1998, Commission File No. 0-21134, and incorporated herein by reference.

4.9 Form of Class C Warrant to Purchase Common Stock dated April 9, 1998, including Schedule of Holders. Filed as Exhibit 4.18 to the Registrant's Registration Statement on Form S-3, Commission File No. 333-51245, and incorporated herein by reference.

4.10 Form of 1995 Unit Purchase Warrant. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed on March 31, 1999, Commission File No. 0-21134, and incorporated herein by reference.

4.11 Form of 1997 Unit Purchase Option. Filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, filed on March 31, 1999, Commission File No. 0-21134, and incorporated herein by reference.

4.12 Form of Class A Warrant. Filed as Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed on March 31, 1999, Commission File No. 0-21134, and incorporated herein by reference.

4.13 Form of Class B Warrant. Filed as Exhibit 4.4 to the Registrant's Current Report on Form 8-K, filed on March 31, 1999, Commission File No. 0-21134, and incorporated herein by reference.

4.14 Form of Warrant to Purchase Shares of Common Stock issued to Aries Trust and Aries Domestic Fund, L.P. Filed as Exhibit 4.5 to the Registrant's Current Report on Form 8-K, filed on March 31, 1999, Commission File No. 0-21134, and incorporated herein by reference.

4.15 Common Stock Purchase Warrant dated July 13, 1999 issued to Wound Healing of Oklahoma. Filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1999, Commission File No. 0-21134, and incorporated herein by reference.

4.16 Form of Class D Warrant Certificate, including Schedule of Holders. Filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1999, Commission File No. 0-21134, and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the shares registered hereunder. Filed herewith.

23.1            Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2            Consent of Palmer & Dodge LLP. Included in Exhibit 5 hereto.

24              Power of Attorney. Included on the signature pages hereto.